UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2008

ISTA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31255	33-0511729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15295 Alton Parkway, Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 788-6000

Check the appropriate box below if the Form 8-K filing is intended to be simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 30, 2008, ISTA Pharmaceuticals, Inc. (the “Company”) borrowed the remaining $25,000,000 of its $65,000,000 debt facility (the “Draw Down”), pursuant to the terms of the facility agreement (the “Facility Agreement”), entered into by the Company and certain institutional investors (collectively, the “Lenders”) on September 26, 2008 (the “Financing”). The proceeds of the Draw Down will be used for general corporate purposes. The material terms of the Financing and the Facility Agreement were previously disclosed in a Current Report on Form 8-K filed by the Company on September 30, 2008, and are incorporated by reference herein.

Item 3.02.	Unregistered Sale of Equity Securities.

In connection with the Draw Down, the Company issued to the Lenders warrants to purchase an aggregate of 2,500,000 shares of common stock of the Company at an exercise price of $1.41 per share.

The warrants were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”). The Facility Agreement contains representations to support the Company’s reasonable belief that the Lenders had access to information concerning its operations and financial condition, that the Lenders are acquiring the warrants for their own account and not with a view to the distribution thereof, and that the Lenders are “accredited investors” as defined by Rule 501 promulgated under the Securities Act.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISTA PHARMACEUTICALS, INC.

November 3, 2008	By:	/s/ Lauren P. Silvernail
Lauren P. Silvernail
Chief Financial Officer, Chief Accounting Officer and Vice President, Corporate Development